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                                                              EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included or made a part of this registration statement.

                                          Hege Kramer Connell Murphy &
                                          Goldkamp, P.C.

Philadelphia, Pennsylvania

July 17, 1998